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Exhibit (a)(1)(K)

        Offer to Purchase for Cash
Up to 18,000,000 Shares of Common Stock
of
Five Star Quality Care, Inc.
at
$3.00 Net Per Share
Pursuant to the Offer to Purchase dated October 6, 2016 and
the Amendment and Supplement to the Offer to Purchase dated October 27, 2016 by
ABP Acquisition LLC
a wholly owned subsidiary of
ABP Trust

        THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, ON THURSDAY, NOVEMBER 10, 2016, UNLESS THE OFFER IS EXTENDED.

October 27, 2016

To Our Clients:

        Enclosed for your consideration is an Amendment and Supplement dated October 27, 2016 (the "Amendment and Supplement") to the Offer to Purchase dated October 6, 2016 (as each may be further amended or supplemented from time to time, the "Offer to Purchase") and the related revised Letter of Transmittal (as it may be further amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer") in connection with the offer by ABP Acquisition LLC, a Maryland limited liability company ("Purchaser") to purchase up to 18,000,000 shares of common stock, par value $.01 per share ("Shares"), of Five Star Quality Care, Inc., a Maryland corporation ("FVE"), for $3.00 per Share, net to the seller in cash, without interest and less required withholding taxes, upon the terms and subject to the conditions set forth in the Offer. As further explained in the Amendment and Supplement to the Offer to Purchase, the maximum number of Shares to be purchased in the Offer has been increased to 18,000,000 from 10,000,000.

        As of October 4, 2016, there were 49,519,051 outstanding Shares. Purchaser is a wholly owned subsidiary of ABP Trust, a Maryland statutory trust ("ABP Trust"), owned by Barry M. Portnoy (a managing director of FVE) and Adam D. Portnoy. ABP Trust is the controlling stockholder of The RMR Group Inc., a Maryland corporation ("RMR Inc."), whose shares of class A common stock are listed on The NASDAQ Stock Market LLC. RMR Inc. is the managing member of The RMR Group LLC, a Maryland limited liability company ("RMR LLC"), which provides management services to FVE. ABP Trust owns, directly and indirectly, an approximate 51.8% economic interest in RMR LLC.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us or our nominees as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.

        Please advise us whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the Offer.

        Please note the following:

  1.
  The Offer price is $3.00 per Share, net to the seller in cash, without interest and less required withholding taxes.

  2.
  The Offer is being made for up to 18,000,000 Shares. If more than 18,000,000 Shares are properly tendered and not withdrawn, Purchaser will purchase Shares properly tendered and not withdrawn on a pro rata basis with adjustments to avoid the purchase of fractional Shares.

  3.
  FVE's board of directors has expressed no opinion to FVE stockholders on, and remained neutral toward, the Offer in the Schedule 14D-9 filed with the Securities and Exchange Commission on October 6, 2016 (the "Schedule 14D-9"). Stockholders of FVE should carefully read the Schedule 14D-9 and any amendment thereto. None of Purchaser, ABP Trust, Barry M. Portnoy, Adam D. Portnoy, Wells Fargo Bank, N.A., in its capacity as depositary and paying agent, or Morrow Sodali Global LLC in its capacity as information agent, make any recommendation as to whether to tender or refrain from tendering Shares and have not authorized any person to make any such recommendation.

  4.
  The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on Thursday, November 10, 2016, unless the Offer is extended (the "Expiration Time").

  5.
  The Offer is not conditioned upon obtaining financing or any minimum number of Shares being tendered. However, the Offer is subject to other conditions. A summary of the principal terms of the Offer, including such conditions, are described in Sections 1 and 13 of the Offer to Purchase. Purchaser reserves the right to waive any of the conditions to the Offer and to make any change in the terms of, or conditions to, the Offer.

  6.
  Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise set forth in Instruction 6 of the Letter of Transmittal. However, federal income tax backup withholding at a current rate of 28% may be required, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 6 of the Letter of Transmittal.

        If you wish to have us or our nominees tender any or all of your Shares, please complete, sign and return the instruction form below in the enclosed envelope. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your prompt action is requested. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time.

        If you provided an Instruction Form to us before the date of the Amendment and Supplement, it is not necessary for you to forward a new Instruction Form as long as your instructions have not changed. Stockholders for whom we have validly tendered and not withdrawn their Shares are not required to take any further action with respect to such Shares unless you would like to tender additional shares into the Offer.

        Any questions regarding the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Instructions Form with Respect to
Offer to Purchase for Cash
Up to 18,000,000 Shares of Common Stock
of

Five Star Quality Care, Inc.
at
$3.00 Net Per Share

Pursuant to the Offer to Purchase dated October 6, 2016 and
the Amendment and Supplement to the Offer to Purchase dated October 27, 2016 by
ABP Acquisition LLC
a wholly owned subsidiary of
ABP Trust

        The undersigned acknowledge(s) receipt of your letter and the enclosed Amendment and Supplement dated October 27, 2016 (the "Amendment and Supplement") to the previously mailed Offer to Purchase dated October 6, 2016 (the "Offer to Purchase") and the related revised Letter of Transmittal (collectively, as each may be further amended or supplemented from time to time, the "Offer"), in connection with the offer by ABP Acquisition LLC, a Maryland limited liability company ("Purchaser"), to purchase up to 18,000,000 shares of common stock, par value $.01 per share ("Shares"), of Five Star Quality Care, Inc., a Maryland corporation ("FVE"), for $3.00 per Share, net to the seller in cash, without interest and less required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

        As of October 4, 2016, there were 49,519,051 outstanding Shares. Purchaser is a wholly owned subsidiary of ABP Trust, a Maryland statutory trust ("ABP Trust"), owned by Barry M. Portnoy (a managing director of FVE) and Adam D. Portnoy. ABP Trust is the controlling stockholder of The RMR Group Inc., a Maryland corporation ("RMR Inc."), whose shares of class A common stock are listed on The NASDAQ Stock Market LLC. RMR Inc. is the managing member of The RMR Group LLC, a Maryland limited liability company ("RMR LLC"), which provides management services to FVE. ABP Trust owns, directly and indirectly, an approximate 51.8% economic interest in RMR LLC.

        If more than 18,000,000 Shares are properly tendered and not withdrawn, Purchaser will purchase Shares properly tendered and not withdrawn on a pro rata basis with adjustments to avoid the purchase of fractional Shares.

        The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer furnished to the undersigned. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

        The method of delivery of this Instruction Form is at the election and risk of the undersigned. This Instruction Form should be delivered in ample time to permit your Shares to be tendered prior to the expiration of the Offer.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, ON THURSDAY, NOVEMBER 10, 2016, UNLESS THE OFFER IS EXTENDED.

Number of Shares to be Tendered:	SIGN HERE
Shares*	Signature(s)
Dated	Name(s) (Please Print)
Address(es)
(Zip Code)
Area Code and Telephone Number
Taxpayer Identification or Social Security Number

*
Unless otherwise indicated, it will be assumed that all Shares held for the undersigned's account are to be tendered.

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  Exhibit (a)(1)(K)